Exhibit 99.1

EcoloCap Solutions Inc. (OTCBB: ECOS)

For Immediate Release

SHOWCASE EVENT FOR ECOLOCAP’S CNT-BATTERY AND M-FUEL SET ON NEW DATE TO ACCOMMODATE LARGE DEMAND

Barrington, IL – October 14, 2009 – EcoloCap Solutions Inc. (OTCBB: ECOS), through its subsidiary Micro Bubble Technologies Inc. (“MBT”), has announced that due to unprecedented request for attendance to the MBT product showcase in Korea, the date for the official public presentation of the CNT-Battery and M-Fuel was reset to November 18, 2009 in order to accommodate new attendees.

This important event, which represents the unveiling of MBT’s core technologies to the public for the first time, has received requests for invitation from a large cross-section of existing and potential distributors and customers, as well as media and industry representatives from countries on three continents.

Michael Siegel, President EcoloCap Solutions Inc. and CEO of Micro Bubble Technologies Inc. stated: “We are thrilled with the overwhelming response this event has generated and have welcomed the addition of further participants.  Companies looking to immediately reduce emissions, significantly lower operating costs, and/or looking for alternative battery power for propulsion or reserve applications should join EcoloCap Solutions Inc. for the product showcase in Korea”.

Invitations to the event are still being distributed and sales representatives will be on-site to facilitate product sales and distributorship agreements.  Those interested in attending in person should send an invitation request to IR@ecolocap.com.  For interested parties unable to attend, videos and published test results will be made available electronically following the event.  Requests to receive event materials, company updates, and product information should be sent to Info@ecolocap.com.

About The Company:  EcoloCap Solutions Inc. (OTCBB: ECOS) and its subsidiaries Micro Bubble Technologies Inc. (“MBT”), K-MBT Inc., and EcoloCap Solutions Inc. Canada are an integrated and complementary network of environmentally focused technology companies that utilize advanced nanotechnology to design, develop, manufacture and sell cleaner alternative energy.  Their portfolio of products and services include MBT’s Carbon Nano Tube Battery (CNT-Battery), a rechargeable battery that surpasses the performance capabilities of any existing battery, MBT’s M-Fuel, an innovative suspension fuel for non-gasoline applications that surpasses all conventional fuels’ costs and efficiencies, and EcoloCap Solutions Inc. Canada’s comprehensive Carbon Credit Trading consultancy services.  EcoloCap markets its products worldwide, directly and through agreements with distributors.  For additional information, please visit the Ecolocap website, www.EcoloCap.com, or send an inquiry to Info@EcoloCap.com.

Company Contact Information:
EcoloCap Solutions Inc.
1250 South Grove Avenue, Suite 308
Barrington, Illinois 60010
Tel:  (866) 479-7041
Fax: (847) 919-8440
Email:  Info@EcoloCap.com

Use of Forward-looking Statements:
This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. These forward-looking statements are based on the current expectations of the management of Micro Bubble Technologies Inc. only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in technology and market requirements; our technology may not be validated as we progress further; we may be unable to retain or attract key employees whose knowledge is essential to the development of our products and services; unforeseen market and technological difficulties may develop with our products and services; inability to timely develop and introduce new technologies, products and applications; loss of market share and pressure on pricing resulting from competition, which could cause the actual results or performance of Micro Bubble Technologies Inc. to differ materially from those contemplated in such forward-looking statements. Except as otherwise required by law, Micro Bubble Technologies Inc. undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risk and uncertainties affecting Ecolocap Solutions Inc., reference Ecolocap Solutions Inc.'s reports filed from time to time with the Securities and Exchange Commission.